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                                  EXHIBIT 99.2






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

                                       THE MASSACHUSETTS CO-OPERATIVE BANK
                                             STATEMENT OF CONDITION


                                                            FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                         ----------------------------------------------------------------------------
                                                         1998                                  1997
                                         ------------------------------------  --------------------------------------
                                                                  AVERAGE                                 AVERAGE
                                           BALANCE    INTEREST    YIELD/COST     BALANCE      INTEREST    YIELD/COST
                                         ----------- ----------  ------------  -----------  -----------  ------------
ASSETS:
  Interest-earning assets:
    Federal funds sold and short term
      investments......................  $ 1,543,463 $   67,809     5.86%      $ 2,030,084  $  105,179      6.91%
    Securities.........................    7,205,638    321,833     5.96         5,014,679     208,290      5.54
    Mortgage loans, net................   54,612,940  2,974,122     7.26        40,300,365   2,507,119      8.29
    Other..............................    1,005,650     48,480     6.43         1,005,650      48,257      6.40
                                         ----------- ----------                -----------  ----------
       Total interest-earning assets...   64,367,692  3,412,244     7.07        48,350,779   2,868,845      7.91
  Non-interest-earning assets..........    2,786,738                             3,096,170          --
                                         ----------- ----------                -----------  ----------
    Equity securities..................      622,058     11,171     2.39           409,260       7,375      2.40
                                         ----------- ----------                -----------  ----------
       Total assets........              $67,776,488  3,423,414                $51,856,209   2,876,220
                                         =========== ==========                ===========  ==========
LIABILITIES AND SURPLUS:
  Interest-bearing liabilities:
    Deposits:
       Savings accounts................  $ 9,761,525 $  143,688     1.96       $10,533,387  $  187,676      2.38%
       Money market accounts...........      726,173     16,721     3.07         1,079,150      21,378      2.64
       NOW accounts....................   13,949,363    366,014     3.50         6,057,212     114,405      2.52
       Certificates of deposit.........   28,220,100  1,084,841     5.13        21,024,630     837,625      5.31
                                         ----------- ----------                -----------  ----------
       Total deposits..................   52,657,160  1,611,263     4.08        38,694,378   1,161,084      4.00
    FHLB advances......................    5,093,622    181,189     4.74         5,100,382     296,815      7.76
                                         ----------- ----------                -----------  ----------
       Total interest-bearing
         liabilities...................  57,750,782   1,792,452     4.14        43,794,760   1,457,899      4.44
  Non-interest-bearing demand checking
    account............................   4,056,220                              2,534,371
  Non-interest-bearing liabilities.....     795,545                                628,756
                                         -----------                           -----------
       Total liabilities...............  62,602,548                             46,957,887
  Total surplus........................   5,173,940                              4,898,321
                                         -----------                           -----------
    Total liabilities and surplus...... $67,776,488                            $51,856,209
                                        ===========                            ===========
  Net interest income..................              $ 1,630,962                            $1,418,321
                                                     ===========                            ==========
  Net interest income/interest
    rate spread........................                             2.93%                                   3.47%
                                                                    ====                                    ====
  Net interest margin as a percent of
    interest-earning assets............                             3.38%                                   3.91
                                                                    ====                                    ====
  Ratio of interest earning assets to
    interest-bearing liabilities.......                           111.46%                                 110.40%
                                                                  ======                                  ======
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

                                         THE MASSACHUSETTS CO-OPERATIVE BANK
                                                 STATEMENT OF INCOME


                                                        FOR NINE MONTHS ENDED
                                                            SEPTEMBER 30,
                                                    ------------------------------
                                                         1998             1997
                                                    -------------    -------------
INTEREST AND DIVIDEND INCOME:
  Interest and fees on loans....................      $2,973,981       $2,506,067
  Interest and dividends on investments.........         381,625          264,974
  Interest on short-term investments............          20,367           68,950
  Interest on Federal funds sold................          47,442           36,229
                                                    ------------     ------------
    Total interest and dividend income..........       3,423,414        2,876,220
INTEREST EXPENSE:
  Interest on deposits..........................       1,611,263        1,161,084
  Interest on borrowed funds....................         181,189          296,815
                                                     -----------      -----------
    Total interest expense......................       1,792,452        1,457,899
                                                      ----------       ----------
Net interest income.............................       1,630,962        1,418,321
Provision (credit) for possible loan losses.....          87,413          (30,000)
                                                    ------------    -------------
Net interest income, after provision (credit)
  for possible loan losses......................       1,543,549        1,448,321
                                                    ------------    -------------
OTHER INCOME:
  Customer service fees.........................         118,215          136,742
  Loan fees and gain on sale of loans and loan
    servicing rights............................         302,024          145,018
  Net gain (loss) on sales of securities
    available for sale..........................          35,446           (4,240)
  Co-operative Central Bank Share Insurance
    Fund special dividend.......................              --               --
  Miscellaneous.................................          42,881           27,877
                                                    -------------   -------------
    Total other income..........................         498,566          305,397
                                                    -------------   -------------
OPERATING EXPENSES:
  Salaries and employee benefits................         965,132          786,807
  Occupancy and equipment.......................         240,492          215,571
  Data processing...............................         110,566          100,488
  Foreclosed real estate, net...................              --          (26,253)
  Other general and administrative..............         426,319          318,705
                                                    -------------   -------------
    Total operating expenses....................       1,742,508        1,395,318
                                                    -------------   -------------
Income before income tax provision..............         299,607          358,400
Income tax provision............................          88,684          106,087
                                                    -------------   -------------
Net income......................................         210,923          252,313
                                                    -------------   -------------
OTHER COMPREHENSIVE INCOME, NET OF TAX:
  Unrealized gains (losses) on securities:
    Unrealized holding gains (loss) arising
      during the period.........................          (5,430)         (51,350)
    Less: reclassification adjustment for (gains)
      losses included in net income.............         (21,268)           2,544
                                                    -------------   -------------
Other comprehensive income (loss), net of tax...         (26,698)          53,894
                                                    -------------   -------------
Comprehensive income............................      $  184,225       $  306,207
                                                    =============   =============
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